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                                                                    EXHIBIT 10.2


                                 CSK AUTO, INC.
                      1996 MANAGEMENT STOCK PURCHASE PLAN
                      -----------------------------------


1.  Purposes of the Plan.
    --------------------

          The purposes of CSK Auto, Inc. Management Stock Purchase Plan (the "Plan") are to attract and retain highly-qualified executives, to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, enable executives to develop and maintain a substantial stock ownership position in CSK Auto, Inc., and to provide incentives to such executives to contribute to the success of the Company's businesses. The provisions of the Plan are intended to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.  Definitions.
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          As used in this Plan, the following words and phrases shall have the meanings indicated:

          (a) "Annual Bonus" shall mean the bonus earned by a Participant under the Incentive Plan.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Cause" shall mean the Participant's fraud, embezzlement, gross negligence in the performance or nonperformance of the Participant's duties or material failure or refusal to perform the Participant's duties at any time while in the employ of the Company or a Subsidiary or a Parent.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" shall mean the Compensation Committee of the Board.

          (f) "Common Stock" means the shares of common stock of the Company, $.001 par value per share.

          (g) "Company" shall mean CSK Auto, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
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          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (i) "Fair Market Value" per Restricted Share on any day shall mean (i) if the principal market for the Common Stock is a national securities exchange, the average between the highest and lowest sales prices per share of the Common Stock on the trading day immediately preceding such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (x) if actual sales price information is available with respect to the Common Stock, the average between the highest and the lowest sales prices per share of the Common Stock on the trading day immediately preceding such day on Nasdaq, or (y) if such information is not available, the average between the highest bid and lowest asked prices per share for the Common Stock on the trading day immediately preceding such day on Nasdaq, or (iii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average between the highest bid and lowest asked prices per share for the Common Stock on the trading day immediately preceding such day as reported on the OTC Bulletin Board Service or by National Quotations Bureau, Incorporated or a comparable service; provided that if clauses (i), (ii) and (iii) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Committee, in good faith, in a manner that is not inconsistent with Section 423 of the Code or the regulations thereunder.

          (j) "Incentive Plan" shall mean CSK Auto, Inc. General and Administrative Staff Incentive Compensation Bonus Plan.

          (k) "Parent" shall mean the parent of the Company (whether or not the parent on the date the Plan is adopted) which is designated by the Committee or Board to participate in the Plan.

          (l) "Participant" shall mean a person who is eligible to receive a grant of Restricted Shares under Article 5 of the Plan and does receive a grant of Restricted Shares under the Plan; all such grants are sometimes referred to herein as purchases.

          (m) "Plan" shall mean CSK Auto, Inc. Executive Stock Purchase Plan, as amended from time to time.

          (n) "Restricted Period" shall have the meaning given in Section 6(d) hereof.

          (o) "Restricted Share" or "Restricted Shares" shall mean the Shares purchased hereunder subject to restrictions.

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          (p) "Rule 16b-3" shall mean Rule 16b-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (q) "Shares" shall mean the common shares of the Company, $.001 par value per share.

          (r) "Stock Option Plan" shall mean CSK Auto, Inc. 1996 Employee Stock Option Plan, as amended from time to time.

          (s) "Subsidiary" shall mean any subsidiary of the Company (whether or not a subsidiary on the date the Plan is adopted) which is designated by the Committee or Board to participate in the Plan.

3.  Shares.
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          The maximum number of Shares which shall be reserved for the purchase of Restricted Shares under the Plan shall be 250,000 Shares which number shall be subject to adjustment as provided in Article 6 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.

4.  Eligibility.
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          All Company officers and such key employees of the Company and its
Subsidiaries as are designated as participants in the Company's Incentive Plan shall be Participants in this Plan to purchase Restricted Shares granted pursuant to, and subject to the terms and conditions of, this Plan. At the election of any Participant, he or she may use up to 100 percent of the Annual Bonus (less applicable payroll deductions, which shall not include Federal income tax withholding) to purchase Restricted Shares granted pursuant to, and subject to the terms and conditions of, this Plan. The amount of the Annual Bonus shall be calculated in accordance with the Company's Incentive Plan. Since the Restricted Shares are "purchased" with part or all of the Annual Bonus, all Restricted Share grants under this Plan are sometimes referred to herein as "purchases." Any election described in this paragraph shall be made in accordance with rules established by the Committee.

5.  Restricted Shares.
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          Each purchase of Restricted Shares under the Plan shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

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          (a) PRICE.  The price of each Restricted Share purchased under the
Plan shall be equal to 85% of the Fair Market Value of a share of the Company's Common Stock for the day of purchase.

          (b) RESTRICTIONS. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) during the Restricted Period. Upon the issuance of Restricted Shares, a share certificate or certificates representing such Restricted Shares shall be registered in the Participant's name and shall bear an appropriate legend referring to the restrictions applicable thereto as set forth in 5(d) below. Any attempt to dispose of any such Shares in contravention of such restrictions shall be null and void and without effect.

          (c) RESTRICTED PERIOD. Subject to such exceptions as may be determined by the Committee in its discretion prior to a purchase hereunder, the Restricted Period for Restricted Shares purchased under the Plan shall be one year from the date of purchase. For purposes of calculating the Restricted Period, the date of purchase shall be deemed to be the date the Annual Bonus is payable.

          (d) TERMINATION OF EMPLOYMENT DURING RESTRICTED PERIOD. Nothing in the Plan or in any option granted under the Plan shall confer on any individual the right to continue in the employ of the Company, any of its Subsidiaries or Parent, or interfere in any way with any right of the Company, its Subsidiaries or Parent to terminate the individual's employment at any time for any reason without liability to the Company, its Subsidiaries or Parent.

          All stock certificates issued pursuant to the Plan shall bear the following legend:

          "The shares of stock represented by this certificate are subject to the provisions of the Company's 1996 Management Stock Purchase Plan adopted June 19, 1996, and any transfer or encumbrance of the shares is subject to the restrictions contained in such Plan, a copy of which (including any amendments thereto) is on file at the principal office of the Company."

          (e) OWNERSHIP. During the Restricted Period the Participant shall possess all incidents of ownership of such Restricted Shares, including the right to vote and to receive dividends with respect to such Shares, subject to the restrictions and limitations described in this Article.

          (f) ACCELERATED LAPSE OF RESTRICTIONS. Upon the termination of a Participant's employment which either (i) occurs upon retirement in accordance with Company policy or results from the Participant's death or Disability, all restrictions then outstanding with

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respect to Restricted Shares purchased hereunder shall automatically expire and be of no further force and effect.

6.   Adjustments Upon Changes in Common Stock.
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          Notwithstanding any provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, reorganization, split-up, spin-off, combination or exchange of shares or the like, the aggregate number and kind of Restricted Share grants to Participants shall be appropriately adjusted by the Board, whose determination shall be conclusive.

7.   Administration.
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          Prior to completion of the Company's initial public offering, the Plan shall be administered by the Board (which, during such period, shall have all the powers given herein to the Committee). From and after the completion of such offering, the Plan shall be administered by the Committee consisting of two or more persons. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 until such time as the amendments to Rule 16b-3 adopted by the Securities and Exchange Commission on May 30, 1996 in Release No. 34-37260 become effective with respect to the Plan (the "New Rule Date") and from and after the New Rule Date, a "Non-Employee Director" within the meaning of Rule 16b-3. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

8.   Amendment and Termination of the Plan.
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          The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3, or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided elsewhere herein, no suspension, termination, modification or amendment of the Plan may adversely affect any purchase made, unless the written consent of the Participant is obtained.

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9.   Governing Law.
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          The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

10.  Approval of Stockholders.
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          The Plan shall take effect upon its adoption by the Board, but the
Plan (and any purchases made prior to the stockholder approval described in this Article 9) shall be subject to the approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders held in accordance with applicable law, which approval must occur within twelve months of the date the Plan is adopted by the Board.

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